UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ZUORA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 14, 2021
Supplement to Definitive Proxy Statement Relating to 2021 Annual Meeting of Stockholders
This proxy statement supplement (the “Supplement”), dated May 14, 2021, supplements the definitive proxy statement (the “Proxy Statement”) of Zuora, Inc. (“Zuora”) filed with the Securities and Exchange Commission on May 11, 2021 relating to the annual meeting of stockholders of Zuora to be held virtually at www.virtualshareholdermeeting.com/ZUO2021 on Tuesday, June 22, 2021 at 9:30 a.m. Pacific Time, to correct certain typographical errors and omissions:
The Long-Term Equity Awards Granted during Fiscal 2021 table included on page 38 of the Proxy Statement under “Compensation Discussion and Analysis,” inadvertently stated the Aggregate Grant Date Fair Value of Equity Awards for Paolo Battaglini as $5,870,096 rather than the correct value of $587,096.
The Summary Compensation Table included on pages 45 to 46 of the Proxy Statement under “Compensation Tables” inadvertently stated: (i) the Bonus for Mr. Battaglini as $51,115 rather than the correct value of $51,511 (the correct value of Mr. Battaglini's bonus included on page 33 of the Proxy Statement is also $51,511), (ii) the Non-Equity Incentive Plan Compensation as $99,499 rather than the correct value of $47,988 and (iii) the Total as $1,019,534 rather than the correct value of $968,419.
The beneficial ownership table included on pages 55 to 57 of the Proxy Statement under “Security Ownership of Certain Beneficial Owners and Management” inadvertently omitted entities affiliated with BlackRock, Inc. and The Vanguard Group. The revised table is set forth below.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors:
Tien Tzuo(2)	269,791	*	9,963,636	75.4	41.2
Todd E. McElhatton(3)	—	*	—	—	—
Jennifer W. Pileggi(4)	104,678	*	205,831	1.9	*
Robert J. E. Traube(5)	196,680	*	—	—	*
Brent R. Cromley(6)	165,929	*	849,998	7.4	3.8
Tyler R. Sloat(7)	40,168	—	—	—	—
Paolo Battaglini(8)	134,516	—	—	—	—
Omar P. Abbosh(9)	—	—	—	—	—
Sarah R. Bond(10)	—	—	—	—	—
Peter Fenton(11)	363,499	*	—	—	*
Kenneth A. Goldman(12)	19,155	*	224,026	2.0	1.0
Timothy Haley(13)	183,891	*	1,493,220	13.6	6.9
Jason Pressman(14)	24,522	*	1,000,000	9.1	4.6
Magdalena Yesil(15)	69,552	*	101,561	*	*
All executive officers and directors as a group (13 persons)(16)	1,399,697	1.3	13,838,272	99.3	55.87

Other 5% Stockholders:
Entities affiliated with Redpoint Omega(17)	—	—	1,493,220	13.6	6.8
Entities affiliated with BlackRock, Inc. (18)	7,760,425	7.0	—	—	3.5
Entities affiliated with The Vanguard Group(19)	9,450,553	8.6	—	—	4.3
____________________
* Less than 1%

(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class outstanding as of March 31, 2021. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2021 or RSUs that may vest and settle within 60 days of March 31, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)Consists of (i) 7,006,809 shares of our Class B common stock held of record by the 70 Thirty Trust, of which Mr. Tzuo is a trustee, (ii) 700,542 shares of our Class B common stock held of record by the Next Left Trust, of which Mr. Tzuo is a trustee, (iii) 269,791 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2021, and (v) 2,256,285 shares of our Class B common stock subject to options that are exercisable within 60 days of March 31, 2021, of which 78,120 shares would be unvested but are early exercisable.
(3)None of Mr. McElhatton's outstanding` option or RSU grants will vest within 60 days of March 31, 2021.
(4)Includes (i) 50,000 shares of our Class A common stock held of record by The Bradley and Jennifer Pileggi Trust, of which Ms. Pileggi is a trustee, (ii) 39,583 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2021, and (ii) 205,831 shares of our Class B common stock subject to options that are exercisable within 60 days of March 31, 2021, of which 18,228 shares would be unvested but are early exercisable.
(5)Includes 166,666 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2021.
(6)Includes (i) 139,166 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2021, and (ii) 545,819 shares of our Class B common stock subject to options that are exercisable within 60 days of March 31, 2021, of which 50,000 shares would be unvested but are early exercisable.
(7)Mr. Sloat resigned from his role as our Chief Financial Officer in April 2020.
(8)Includes 106,003 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2021. Mr. Battaglini served as our Interim Chief Financial Officer from April 5, 2020 through June 21, 2020 and resigned his position as our Chief Accounting Officer in January 2021.
(9)None of Mr. Abbosh's outstanding option or RSU grants will vest within 60 days of March 31, 2021.
(10)None of Ms. Bond's outstanding option or RSU grants will vest within 60 days of March 31, 2021.
(11)All shares of our Class A common stock held of record by the Peter Fenton Revocable Trust, of which Mr. Fenton is a trustee.
(12)Includes (i) 1,394 shares of our Class A common stock held of record by the Goldman-Valeriote Family Trust, of which Mr. Goldman is a trustee, (ii) 100,000 shares of our Class B common stock held of record by GV Partners L.P. and (iii) 75,000 shares of our Class B common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2021. GV Partners L.P. is a family limited partnership of which Mr. Goldman is the managing member, and he may be deemed to hold voting and dispositive power over the shares held by the partnership.
(13)Consists of (i) 150,083 shares of our Class A common stock held of record by the Haley-McGourty Family Trust, of which Mr. Haley is a trustee, (ii) 33,808 shares of our Class A common stock held of record by Haley-McGourty Partners, of which Mr. Haley is a general partner, and (iii) 1,493,220 shares of our Class B common stock held by the entities affiliated with Redpoint Omega described in footnote 17 below.
(14)Consists of (i) 11,710 shares of Class A common stock held of record by the Jason Pressman Trust, of which Mr. Pressman is trustee, (ii) 12,812 shares of our Class A common stock held of record by Shasta Ventures II GP, LLC, and (ii) 1,000,000 shares of our Class B common stock held of record by Shasta Ventures II, L.P. Shasta Ventures II GP, LLC, is the general partner of Shasta Ventures II, L.P. Mr. Pressman, Shasta Ventures II, L.P. and Shasta ventures II GP, LLC, share dispositive and voting power with respect to the shares disclosed in (ii) and (iii) of this footnote. The address of the entities affiliated with Shasta Ventures is c/o Shasta Ventures, 2440 Sand Hill Road, Suite 300, Menlo Park, California 94025.
(15)Includes 101,561 shares of our Class B common stock subject to options held by Ms. Yesil that are exercisable within 60 days of March 31, 2021.
(16)Consists of (i) all shares beneficially owned by our executive officers and directors, as a group, (ii) 615,206 shares of our Class A common stock subject to options held by our executive officers and directors, as a group, that are exercisable within 60 days of March 31, 2021, and (iii) 2,978,665 shares of our Class B common stock subject to options held by our executive officers and directors, as a group, that are exercisable within 60 days of March 31, 2021, of which 96,348 shares would be unvested but are early exercisable. This group does not include Mr. Sloat, whose employment with Zuora terminated effective April 5, 2020 or Mr. Battaglini, whose employment with Zuora terminated on January 22, 2021, and does include Sri Srinivasan, Zuora's Chief Product and Technology Officer as of January 20, 2021.
(17)Consists of (i) 1,452,156 shares of our Class B common stock held of record by Redpoint Omega, L.P. and (ii) 41,064 shares of our Class B common stock held of record by Redpoint Omega Associates, LLC. Redpoint Omega, LLC, is the general partner of Redpoint Omega, L.P. Voting and dispositive decisions with respect to the shares held by Redpoint Omega, L.P. and Redpoint Omega Associates, LLC, are made by the managing members of Redpoint Omega, LLC, and Redpoint Omega Associates, LLC: Jeffrey D. Brody, R. Thomas Dyal, Mr. Haley, John L. Walecka, Geoffrey Y. Yang,

Christopher B. Moore, and W. Allen Beasley. The address of the entities affiliated with Redpoint Omega is c/o Redpoint Omega, 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, California 94025.
(18)Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2021, reporting beneficial ownership as of December 31, 2020. BlackRock, Inc. has sole voting power with respect to 7,656,806 shares of our Class A common stock and sole dispositive power with respect to 7,760,425 shares of our Class A common stock. BlackRock, Inc.'s address is 55 East 52nd Street, New York, New York 10055.
(19)Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2021 reporting beneficial ownership as of December 31, 2020. The Vanguard Group has shared voting power with respect to 232,431 shares of our Class A common stock, sole dispositive power with respect to 9,141,625 shares of our Class A common stock and shared dispositive power with respect to 308,928 shares of our Class A common stock. The Vanguard Group's address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
Except for the revisions set forth in this Supplement, the Proxy Statement remains unchanged.